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                                                                   Exhibit 23(a)

                  CONSENT OF COUNSEL TO TXU ELECTRIC COMPANY

     We hereby consent to the incorporation by reference of the statements made as to matters of law and legal conclusions contained in this Annual Report on Form 10-K of TXU Electric Company for the fiscal year ended December 31, 1999, under Part I, Item 1--Business--Regulation and Rates and Environmental Matters, in TXU Electric Company's Registration Statements on Form S-3 (Nos. 333-42985 and 33-69554).

                                        WORSHAM, FORSYTHE
                                          & WOOLDRIDGE, L.L.P.


                                        By: /s/ T.A. Mack
                                            -----------------------------
                                                                A Partner

March 17, 2000
Dallas, Texas